[LETTERHEAD OF BRASHER & COMPANY]

Exhibit 5.1
                                  July 11, 2000

Iso Block Products USA, Inc.
8037 S. Datura Street
Littleton, Colorado 80120

     Re:  Iso Block Products USA, Inc.
          Stock Purchase Options for Egin Bresnig, Dean Wicker, and John D. Brasher Jr.

Ladies and Gentlemen:

     We have acted as counsel to Iso Block Products USA, Inc. ("ISO") in connection with the registration with the Securities and Exchange Commission on Form S-8 of 1,500,000 shares of ISO's common stock, no par value (the "Shares"), which may be issued in connection with the above-referenced Stock Purchase Options (the "Options"). In connection with that registration, we have reviewed the proceedings of the Board of Directors of ISO relating to the registration and proposed issuance of the common stock, the Articles of Incorporation of ISO and all amendments thereto, the Bylaws of ISO and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

     Based upon that review, it is our opinion that the Shares when issued in conformance with the terms and conditions of the Options, will be legally issued, fully paid, and nonassessable under the Colorado Business Corporation Act.

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

     We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.

                                                 Very truly yours,

                                                 BRASHER & COMPANY


                                                 By: /s/ John D. Brasher Jr.
                                                 ---------------------------
                                                 John D. Brasher Jr.